UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 6, 2006

CHINA DIRECT TRADING CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159

(State of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10400 Griffin Road

Suite 109

Cooper City, Florida 33328

(Address of principal executive offices)

(954) 252-3440

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 FR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On October 6, 2006, China Direct Trading Corporation (China Direct) appointed Stewart Wallach, the senior executive officer of Capstone Industries, Inc., a Florida corporation, (“CAP”) to fill a vacancy on the China Direct Board of Directors.        Mr. Wallach accepted the appointment on October 10, 2006.

On October 6, 2006, China Direct Board of Directors appointed Gerry McClinton to serve as Secretary of China Direct. Mr. McClinton accepted this appointment on October 6, 2006.

ITEM 9.01 FINANCIAL STATES AND EXHIBITS

(c) EXHIBITS

The following exhibits are filed with this Report:

EXHIBIT NUMBER	DESCRIPTION
99.1	China Direct Trading Corporation Press Release, dated October 10, 2006, announcing the appointment of Stewart Wallach as a director and appointment of Gerry McClinton as Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT TRADING CORPORATION

Date: October 10, 2006

By: /s/ Howard Ullman

Howard Ullman, Chief Executive Officer,

President and Chairman

Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

September 10, 2006

Stewart Wallach appointed to China Direct Trading Corporation Board of Directors

Gerry McClinton appointed as Secretary of China Direct Trading Corporation

COOPER CITY, FL: China Direct Trading Corporation, a Florida corporation, (China Direct) (OTCBB: CHDT.OB) announced today that on October 6, 2006 the China Direct Board of Directors appointed Stewart Wallach, senior executive of Capstone Industries, Inc., a wholly-owned subsidiary of China Direct, to the China Direct Board of Directors, which appointment was accepted on Ocober 10, 2006. Mr. Wallach is filling a vacancy created by the resignation of William Dato.

The China Direct Board of Directors also appointed Gerry McClinton as Secretary of China Direct on October 6, 2006. He accepted the appointment on October 10, 2006.

CONTACT:

Rich Schineller

941.918.1913

rich@chdt.us